Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Third Quarter 2026 Results

•Net income of $22.8 million, or $1.17 per diluted share, for the three months ended September 30, 2026 compared to net income of $21.2 million, or $1.09 per diluted share, for the three months ended June 30, 2026;
•Net interest margin, on a tax equivalent basis, increased by 25 basis points to 4.12% in the third quarter of 2026 compared to 3.87% in the second quarter of 2026; excluding the amortization of the fair value mark on the redeemed subordinated notes, net interest margin was 4.00% (1) in the second quarter of 2026;
•Return on average assets was 1.60% and return on average equity was 14.62% for the three months ended September 30, 2026, compared to 1.53% and 13.96%, respectively, for the three months ended June 30, 2026;
•Total loans increased by $95.3 million, or 9% annualized, from June 30, 2026 to September 30, 2026; classified loans decreased by 8% during the third quarter of 2026; nonaccrual loans to total loans decreased to 0.54% at September 30, 2026 from 0.58% at June 30, 2026;
•Total deposits decreased by $38.1 million, or 3% annualized, from June 30, 2026 to September 30, 2026;
•Efficiency ratio was 56.0% for the three months ended September 30, 2026 compared to 60.1% for the three months ended June 30, 2026;
•Federal income tax credits purchased resulted in a $0.4 million income tax benefit for the third quarter of 2026 compared to an income tax benefit of $1.6 million from tax credit purchases during the second quarter of 2026;
•The Board of Directors declared a cash dividend of $0.30 per common share, payable November 10, 2026, to shareholders of record as of November 3, 2026.

HARRISBURG, PA (October 20, 2026) -- Orrstown Financial Services, Inc. (the "Company") (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three and nine months ended September 30, 2026. Net income totaled $22.8 million for the three months ended September 30, 2026, compared to net income of $21.2 million and $21.9 million for the three months ended June 30, 2026 and September 30, 2025, respectively. Diluted earnings per share was $1.17 for the three months ended September 30, 2026, compared to $1.09 and $1.13 for the three months ended June 30, 2026 and September 30, 2025, respectively.
Adam L. Metz, President and Chief Executive Officer, said, “Orrstown delivered strong third quarter results, with diluted earnings per common share of $1.17 and a return on average assets of 1.60%. The quarter demonstrated solid execution across the franchise, including a 25 basis point increase in net interest margin to 4.12%, a 56.0% efficiency ratio and 9% annualized loan growth. We also continued to see favorable trends in credit quality, with both classified loans and nonaccrual loans declining during the quarter. Our results reflect the progress we are making in growing core net interest income while actively managing funding costs and the declining benefit of purchase accounting accretion from our previous merger. Although the economic, interest rate and competitive environments remain dynamic, we enter the remainder of the year from a position of strength and are confident in our ability to execute across a range of economic conditions.”
(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment increased by $95.3 million, or approximately 9% annualized, from $4.1 billion at June 30, 2026 to $4.2 billion at September 30, 2026. Commercial loans increased by $45.4 million, or approximately 6% annualized, from June 30, 2026 to September 30, 2026, with particularly strong growth in the commercial and industrial segment. Home equity lines of credit increased by $31.6 million, or approximately 36% annualized, which included purchases with a principal balance totaling $15.5 million. The retail teams have been successful in recent efforts over the past several quarters to drive growth in this category. First lien residential mortgages increased by $17.0 million, or approximately 13% annualized.
Investment Securities
Investment securities, all of which are classified as available-for-sale, decreased by $29.9 million to $919.4 million at September 30, 2026 from $949.3 million at June 30, 2026. During the three months ended September 30, 2026, net unrealized losses on investment securities increased by $41.6 million as a result of widening spreads and a rise in interest rates. The Bank purchased $34.9 million of investment securities, consisting of $24.9 million of agency mortgage backed securities and collateralized mortgage obligations and $10.0 million of non-agency collateralized mortgage obligations during the third quarter of 2026. The remaining change in investment securities during the quarter was due primarily to paydowns of $24.2 million, partially offset by net accretion of $1.4 million. The overall duration of the Company's investment securities portfolio was 4.2 years at September 30, 2026 compared to 4.5 years at June 30, 2026. See Appendix B for a summary of the Bank's investment securities at September 30, 2026, highlighting their concentrations and credit ratings.
Deposits
During the third quarter of 2026, deposits decreased by $38.1 million, or 3% annualized, and totaled $4.6 billion at both September 30, 2026 and June 30, 2026. Time deposits, interest-bearing demand deposits, non-interest bearing deposits and savings deposits decreased by $28.1 million, $25.1 million, $24.8 million and $8.7 million, respectively. The decreases were primarily due to normal seasonal activity as well as time deposit maturities. These decreases were partially offset by a $48.6 million increase in money market deposits resulting from both promotional activities and the purchase of $25.1 million of brokered deposits. The Bank's loan-to-deposit ratio was 92% at September 30, 2026 compared to 89% at June 30, 2026.
Borrowings
The Company actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $417.3 million at September 30, 2026 compared to $274.8 million at June 30, 2026. The higher utilization of borrowings during the third quarter of 2026 was primarily to fund loan growth. The Bank seeks to maintain sufficient liquidity to ensure that client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of $1.7 billion at September 30, 2026.

Income Statement
Net Interest Income and Margin
Net interest income increased by $4.5 million to $53.3 million for the three months ended September 30, 2026 compared to $48.8 million for the three months ended June 30, 2026. The net interest margin, on a tax equivalent basis, increased by 25 basis points to 4.12% in the third quarter of 2026 from 3.87% in the second quarter of 2026. The yield on interest-earning assets increased by eight basis points and the cost of deposits decreased by five basis points during the three months ended September 30, 2026 compared to the three months ended June 30, 2026. In addition, the net interest margin in the second quarter of 2026 includes the $1.6 million accelerated amortization expense of the subordinated notes' fair value mark. Excluding the amortization of the fair value mark on the redeemed subordinated notes, net interest margin was 4.00%(1) in the second quarter of 2026.
Interest income on loans, on a tax equivalent basis, increased by $3.2 million to $66.7 million for the three months ended September 30, 2026 compared to $63.5 million for the three months ended June 30, 2026. Average loans increased by $92.6 million during the three months ended September 30, 2026 compared to the three months ended June 30, 2026. Interest income on loans includes accretion on purchase accounting marks of $3.9 million for the three months ended September 30, 2026 compared to $4.3 million for the three months ended June 30, 2026. Prepayment fee income on loans increased by $335 thousand during the third quarter of 2026 compared to the second quarter of 2026.
Interest expense, on a tax equivalent basis, decreased by $1.5 million to $24.4 million for the three months ended September 30, 2026 compared to $25.9 million for the three months ended June 30, 2026. Borrowing costs decreased by $1.1 million during the three months ended September 30, 2026 compared to the three months ended June 30, 2026 primarily due to the accelerated amortization of the remaining subordinated debt fair value mark of $1.6 million during the second quarter of 2026.
The cost of deposits decreased by five basis points during the three months ended September 30, 2026 compared to the three months ended June 30, 2026. Average interest-bearing deposits decreased by $27.9 million during the three months ended September 30, 2026 compared to the three months ended June 30, 2026. Average FHLB advances and other borrowings increased by $130.6 million from the three months ended June 30, 2026 to the three months ended September 30, 2026 driven by loan growth in addition to maintaining sufficient liquidity due to seasonal deposit activity during the third quarter of 2026.
Provision for Credit Losses on Loans
The allowance for credit losses ("ACL") on loans increased to $46.8 million at September 30, 2026 from $46.6 million at June 30, 2026. The ACL to total loans was 1.11% at September 30, 2026 compared to 1.13% at June 30, 2026. The Company recorded provision expense on loans of $1.1 million for the three months ended September 30, 2026 compared to $0.4 million for the three months ended June 30, 2026. The increase in provision expense resulted from strong loan growth, net charge-offs and updates to our qualitative factors, partially offset by a favorable GDP forecast and macroeconomic conditions. Net charge-offs were $1.0 million during the three months ended September 30, 2026 compared to $1.2 million during the three months ended June 30, 2026.
Classified loans decreased by $4.0 million to $45.2 million at September 30, 2026 from $49.2 million at June 30, 2026 due to repayments of $5.3 million and charge-offs of $1.0 million, partially offset by net downgrades of $2.3 million. Nonaccrual loans totaled $22.9 million at September 30, 2026 compared to $23.8 million at June 30, 2026. The decrease of $0.9 million in nonaccrual loans was due to repayments of $1.5 million and net charge offs totaling $1.0 million, partially offset by loans placed on nonaccrual status of $1.6 million. Nonaccrual loans to total loans decreased to 0.54% at September 30, 2026 from 0.58% at June 30, 2026. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.

(1) Non-GAAP measure. See Appendix A for additional information.

Noninterest Income
Noninterest income decreased by $0.4 million to $13.4 million for the three months ended September 30, 2026 from $13.8 million for the three months ended June 30, 2026.
Swap fee income decreased by $0.3 million to $0.4 million for the three months ended September 30, 2026 compared to $0.7 million for the three months ended June 30, 2026. Swap fee income will fluctuate based on market conditions and client demand.
Mortgage banking income decreased by $0.2 million to $0.2 million for the three months ended September 30, 2026 from $0.4 million for the three months ended June 30, 2026. The decrease was due to a reduction in loan sale activity and a decrease in the fair value adjustment of loans held-for-sale and in the pipeline due to rising market interest rates.
Wealth management income was $6.0 million for the three months ended September 30, 2026 compared to $5.9 million for the three months ended June 30, 2026.
Noninterest Expenses
Noninterest expenses decreased by $0.4 million to $37.3 million for the three months ended September 30, 2026 from $37.7 million in the three months ended June 30, 2026.
Professional services expense decreased by $0.2 million to $1.0 million for the three months ended September 30, 2026 compared to $1.2 million for the three months ended June 30, 2026. The Company continues to focus on reducing third-party utilization.
Other operating expenses decreased by $0.4 million to $3.9 million for the three months ended September 30, 2026 compared to $4.3 million for the three months ended June 30, 2026. This was due primarily to an increase of $0.5 million in mark-to-market gains on non-hedging derivatives from the second quarter of 2026 to the third quarter of 2026.
Salaries and benefits expense increased by $0.2 million to $22.4 million for the three months ended September 30, 2026 compared to $22.2 million for the three months ended June 30, 2026. The third quarter of 2026 reflects a full quarter impact from the increase in merit-based salaries that went into effect in May 2026 and the impact of one extra day compared to the prior quarter.
Advertising and bank promotions expense decreased by $0.7 million to $0.4 million in the three months ended September 30, 2026 from $1.1 million in the three months ended June 30, 2026 due to $0.7 million in contributions to tax credit programs during the second quarter of 2026. Taxes other than income increased by $0.6 million to $1.0 million in the three months ended September 30, 2026 compared to $0.4 million in the three months ended June 30, 2026. This increase reflects the tax credits recognized in the second quarter of 2026 as result of the charitable contributions.
Income Taxes
The Company's effective tax rate was 19.4% for the third quarter of 2026 compared to 14.2% for the second quarter of 2026. The Company's effective tax rate for the three months ended September 30, 2026 is less than the 21% federal statutory rate primarily due to the purchase of federal income tax credits, which reduced income tax expense by $0.4 million. During the three months ended June 30, 2026, the Company purchased federal income tax credits, which reduced income tax expense by $1.6 million. In addition, the effective tax rate for both periods was impacted by tax-exempt income, including interest earned on tax-exempt loans and securities and non-taxable income from life insurance policies and tax credits partially offset by the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $605.2 million at September 30, 2026 compared to $621.7 million at June 30, 2026. The decrease of $16.5 million is primarily due to other comprehensive losses of $34.5 million and dividends of $5.9 million, partially offset by net income of $22.8 million and share-based compensation activity of $1.1 million. The change in other comprehensive losses is primarily due to the increase in net unrealized losses on investment securities caused by the widening of spreads and a rise in interest rates.
Tangible book value per common share(1) was $25.96 at September 30, 2026 compared to $26.71 at June 30, 2026. The Company's tangible common equity ratio was 9.1% of total tangible assets at September 30, 2026 compared to 9.5% at June 30, 2026. Return on average tangible common equity per common share(1) was 17.52% for the three months ended

September 30, 2026 compared to 16.86% for the three months ended June 30, 2026. The decreases in tangible book value per common share and the tangible common equity ratio were primarily due to the decrease in shareholders' equity caused by the increase in net unrealized losses on investment securities.
The Company's tier 1 common equity, tier 1 capital and total risk-based capital ratios were 12.1%, 12.3% and 13.3%, respectively, at September 30, 2026 compared to 12.0%, 12.2% and 13.2%, respectively, at June 30, 2026. The Company's Tier 1 leverage ratio increased to 10.2% at September 30, 2026 compared to 10.1% at June 30, 2026.
At September 30, 2026, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.
(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands)	2026	2025	2026	2025
Profitability for the period:
Net interest income	$53,320	$50,988	$151,156	$149,261
Provision for credit losses - loans	1,126	396	2,192	51
Recovery of credit losses - unfunded loan commitments	(84)	—	(460)	(100)
Noninterest income	13,378	13,382	42,791	37,921
Noninterest expenses	37,334	36,297	111,728	112,087
Income before income tax expense	28,322	27,677	80,487	75,144
Income tax expense	5,507	5,812	14,705	15,780
Net income available to common shareholders	$22,815	$21,865	$65,782	$59,364

Financial ratios:
Return on average assets (1)	1.60%	1.60%	1.58%	1.47%
Return on average assets, adjusted (1)(3)(4)	n/a	n/a	n/a	1.52%
Return on average equity (1)	14.62%	15.72%	14.44%	14.77%
Return on average equity, adjusted (1)(3)(4)	n/a	n/a	n/a	15.28%
Net interest margin (1)	4.12%	4.11%	3.97%	4.06%
Net interest margin, adjusted (1)(2)(4)	n/a	n/a	4.01%	n/a
Efficiency ratio	56.0%	56.4%	57.6%	59.9%
Efficiency ratio, adjusted (2)(3)(4)	n/a	n/a	57.1%	58.5%
Income per common share:
Basic	$1.18	$1.14	$3.40	$3.09
Basic, adjusted (3)(4)	n/a	n/a	n/a	$3.20
Diluted	$1.17	$1.13	$3.38	$3.07
Diluted, adjusted (3)(4)	n/a	n/a	n/a	$3.17

Average equity to average assets	10.98%	10.18%	10.92%	9.94%

(1) Annualized for the three and nine months ended September 30, 2026 and 2025.
(2) Ratio has been adjusted for accelerated amortization of the remaining fair value mark of $1.6 million from the redemption of the subordinated notes during the nine months ended September 30, 2026.
(3) Ratio has been adjusted for the merger-related expenses for the nine months ended September 30, 2025.
(4) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	September 30,	December 31,
(Dollars in thousands, except per share amounts)	2026	2025
At period-end:
Total assets	$5,707,243	$5,542,255
Loans, net of allowance for credit losses	4,161,598	3,973,012
Loans held-for-sale, at fair value	3,924	6,090
Securities available for sale, at fair value	919,448	952,740
Total deposits	4,581,910	4,528,774
FHLB advances and other borrowings and Securities sold under agreements to repurchase	417,252	299,243
Subordinated notes and trust preferred debt	8,109	37,122
Shareholders' equity	605,200	591,535

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.11%	1.19%
Total nonaccrual loans to total loans	0.54%	0.70%
Nonperforming assets to total assets	0.40%	0.51%
Allowance for credit losses to nonaccrual loans	204%	170%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.3%	13.3%
Orrstown Bank	13.2%	13.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.3%	11.7%
Orrstown Bank	12.2%	12.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	12.1%	11.5%
Orrstown Bank	12.2%	12.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	10.2%	9.5%
Orrstown Bank	10.1%	9.9%

Book value per common share	$30.77	$30.32

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. At December 31, 2025, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard. At September 30, 2026, the day-one impact of ASU 2016-13 was fully applied to the capital ratios.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Cash and due from banks	$48,690	$42,083
Interest-bearing deposits with banks	76,956	107,691
Cash and cash equivalents	125,646	149,774
Restricted investments in bank stocks	32,514	26,717
Securities available for sale (amortized cost of $985,444 and $972,138 at September 30, 2026 and December 31, 2025, respectively)	919,448	952,740
Loans held for sale, at fair value	3,924	6,090
Loans	4,208,373	4,020,693
Less: Allowance for credit losses	(46,775)	(47,681)
Net loans	4,161,598	3,973,012
Premises and equipment, net	49,948	51,029
Cash surrender value of life insurance	148,345	146,994
Goodwill	69,751	69,751
Other intangible assets, net	31,457	37,990
Accrued interest receivable	20,733	21,473
Deferred tax assets, net	43,126	33,931
Other assets	100,753	72,754
Total assets	$5,707,243	$5,542,255

Liabilities
Deposits:
Noninterest-bearing	$896,069	$870,906
Interest-bearing	3,685,841	3,657,868
Total deposits	4,581,910	4,528,774
Securities sold under agreements to repurchase and federal funds purchased	—	24,542
FHLB advances and other borrowings	417,252	274,701
Subordinated notes and trust preferred debt	8,109	37,122
Other liabilities	94,772	85,581
Total liabilities	5,102,043	4,950,720

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,706,971 shares issued and 19,670,559 outstanding at September 30, 2026; 19,711,628 shares issued and 19,507,208 outstanding at December 31, 2025	1,026	1,026
Additional paid—in capital	422,956	424,596
Retained earnings	234,886	186,752
Accumulated other comprehensive loss	(52,318)	(15,201)
Treasury stock— 36,412 and 204,420 shares, at cost at September 30, 2026 and December 31, 2025, respectively	(1,350)	(5,638)
Total shareholders’ equity	605,200	591,535
Total liabilities and shareholders’ equity	$5,707,243	$5,542,255

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2026	2025	2026	2025
Interest income
Loans	$66,454	$65,751	$192,764	$192,219
Investment securities - taxable	9,901	9,367	29,658	27,717
Investment securities - tax-exempt	814	881	2,537	2,634
Short-term investments	567	1,123	1,843	4,904
Total interest income	77,736	77,122	226,802	227,474
Interest expense
Deposits	21,269	22,639	64,942	69,754
Securities sold under agreements to repurchase and federal funds purchased	6	107	132	297
FHLB advances and other borrowings	2,931	1,791	6,921	3,939
Subordinated notes and trust preferred debt	210	1,597	3,651	4,223
Total interest expense	24,416	26,134	75,646	78,213
Net interest income	53,320	50,988	151,156	149,261
Provision for credit losses - loans	1,126	396	2,192	51
Recovery of credit losses - unfunded loan commitments	(84)	—	(460)	(100)
Net interest income after net provision for (recovery of) credit losses	52,278	50,592	149,424	149,310
Noninterest income
Service charges	2,916	2,997	8,521	8,022
Interchange income	1,597	1,620	4,712	4,488
Swap fee income	436	816	2,426	1,879
Wealth management income	5,968	5,277	17,471	15,959
Mortgage banking activities	212	522	974	1,302
Income from life insurance	1,410	1,471	6,547	4,071
Investment securities gains	15	50	70	71
Other income	824	629	2,070	2,129
Total noninterest income	13,378	13,382	42,791	37,921
Noninterest expenses
Salaries and employee benefits	22,400	21,439	65,786	63,191
Occupancy, furniture and equipment	4,109	4,075	12,217	12,961
Data processing	1,752	1,116	4,992	3,005
Advertising and bank promotions	423	154	2,232	1,730
FDIC insurance	627	652	1,810	2,150
Professional services	1,015	1,703	3,438	5,545
Taxes other than income	1,022	828	2,439	2,065
Intangible asset amortization	2,115	2,410	6,533	7,417
Merger-related expenses	—	—	—	2,617
Restructuring expenses	—	—	—	91
Other operating expenses	3,871	3,920	12,281	11,315
Total noninterest expenses	37,334	36,297	111,728	112,087
Income before income tax expense	28,322	27,677	80,487	75,144
Income tax expense	5,507	5,812	14,705	15,780
Net income	$22,815	$21,865	$65,782	$59,364
continued

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Share information:
Basic earnings per share	$1.18	$1.14	$3.40	$3.09
Diluted earnings per share	$1.17	$1.13	$3.38	$3.07
Dividends paid per share	$0.30	$0.27	$0.90	$0.79
Weighted average shares - basic	19,380	19,224	19,323	19,185
Weighted average shares - diluted	19,504	19,364	19,449	19,345

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	9/30/2026			6/30/2026			3/31/2026			12/31/2025			9/30/2025
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$62,164	$567	3.62%	$69,784	$639	3.67%	$70,086	$637	3.69%	$103,886	$1,017	3.88%	$101,728	$1,123	4.38%
Investment securities (1)(2)	973,344	11,064	4.54	971,932	11,096	4.57	984,060	11,079	4.51	976,957	11,177	4.58	906,399	10,593	4.67
Loans (1)(3)(4)(5)	4,167,877	66,679	6.35	4,075,290	63,542	6.25	4,070,889	63,214	6.29	3,997,842	64,635	6.42	3,979,044	65,975	6.58
Total interest-earning assets	5,203,385	78,310	5.98	5,117,006	75,277	5.90	5,125,035	74,930	5.91	5,078,685	76,829	6.01	4,987,171	77,691	6.19
Other assets	436,997			425,913			423,779			426,626			433,659
Total assets	$5,640,382			$5,542,919			$5,548,814			$5,505,311			$5,420,830
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,593,059	13,681	2.09	$2,577,915	13,629	2.12	$2,534,291	13,796	2.21	$2,471,895	14,078	2.26	$2,450,034	14,145	2.29
Savings deposits	254,541	126	0.20	260,712	128	0.20	259,585	143	0.22	262,240	164	0.25	264,761	164	0.25
Time deposits	863,559	7,462	3.43	900,412	7,930	3.53	906,875	8,047	3.60	912,611	8,342	3.63	897,416	8,330	3.68
Total interest-bearing deposits	3,711,159	21,269	2.27	3,739,039	21,687	2.33	3,700,751	21,986	2.41	3,646,746	22,584	2.46	3,612,211	22,639	2.49
Securities sold under agreements to repurchase and federal funds purchased	2,535	6	0.85	12,024	29	0.98	23,674	97	1.66	27,348	105	1.52	27,772	107	1.53
FHLB advances and other borrowings	306,346	2,931	3.80	175,734	1,635	3.73	248,357	2,355	3.85	238,806	2,371	3.94	168,939	1,791	4.21
Subordinated notes and trust preferred debt (6)	8,069	210	10.29	36,664	2,520	27.57	37,175	921	10.05	37,023	669	7.17	68,749	1,597	9.21
Total interest-bearing liabilities	4,028,109	24,416	2.40	3,963,461	25,871	2.62	4,009,957	25,359	2.56	3,949,923	25,729	2.58	3,877,671	26,134	2.67
Noninterest-bearing demand deposits	910,748			889,378			850,415			882,552			902,128
Other liabilities	82,378			81,981			89,112			93,977			89,086
Total liabilities	5,021,235			4,934,820			4,949,484			4,926,452			4,868,885
Shareholders' equity	619,147			608,099			599,330			578,859			551,945
Total	$5,640,382			$5,542,919			$5,548,814			$5,505,311			$5,420,830
Taxable-equivalent net interest income / net interest spread		53,894	3.58%		49,406	3.28%		49,571	3.35%		51,100	3.43%		51,557	3.52%
Taxable-equivalent net interest margin			4.12%			3.87%			3.90%			4.00%			4.11%
Taxable-equivalent adjustment		(574)			(575)			(566)			(569)			(569)
Net interest income		$53,320			$48,831			$49,005			$50,531			$50,988
Ratio of average interest-earning assets to average interest-bearing liabilities			129%			129%			128%			129%			129%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $3.9 million, $4.3 million, $4.2 million, $4.7 million and $5.3 million for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.

(6) Interest expense includes accelerated amortization of the of the fair value mark from the redeemed subordinated notes of $1.6 million for the three months ended June 30, 2026.

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Nine Months Ended
	September 30, 2026			September 30, 2025
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$67,316	$1,843	3.66%	$146,688	$4,904	4.47%
Investment securities (1)(2)	976,406	33,238	4.54	892,033	31,379	4.69
Loans (1)(3)(4)(5)	4,105,041	193,435	6.30	3,928,159	192,858	6.56
Total interest-earning assets	5,148,763	228,516	5.93	4,966,880	229,141	6.17
Other assets	428,944			440,153
Total assets	$5,577,707			$5,407,033
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,568,637	41,105	2.14	$2,462,336	42,181	2.29
Savings deposits	258,261	398	0.21	268,966	494	0.25
Time deposits	890,123	23,439	3.52	927,232	27,079	3.90
Total interest-bearing deposits	3,717,021	64,942	2.34	3,658,534	69,754	2.55
Securities sold under agreements to repurchase and federal funds purchased	12,667	132	1.39	26,623	297	1.49
FHLB advances and other borrowings	243,691	6,921	3.80	128,827	3,939	4.09
Subordinated notes and trust preferred debt (6)	27,196	3,651	17.95	68,799	4,223	8.21
Total interest-bearing liabilities	4,000,575	75,646	2.53	3,882,783	78,213	2.69
Noninterest-bearing demand deposits	883,735			898,015
Other liabilities	84,466			89,025
Total liabilities	4,968,776			4,869,823
Shareholders' equity	608,931			537,210
Total liabilities and shareholders' equity	$5,577,707			$5,407,033
Taxable-equivalent net interest income / net interest spread		152,870	3.40%		150,928	3.47%
Taxable-equivalent net interest margin			3.97%			4.06%
Taxable-equivalent adjustment		(1,714)			(1,667)
Net interest income		$151,156			$149,261
Ratio of average interest-earning assets to average interest-bearing liabilities			129%			128%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $12.4 million and $16.7 million for the nine months ended September 30, 2026 and 2025, respectively.
(6) Interest expense includes accelerated amortization of the of the fair value mark from the redeemed subordinated notes of $1.6 million for the nine months ended September 30, 2026.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Profitability for the quarter:
Net interest income	$53,320	$48,831	$49,005	$50,531	$50,988
Net provision for credit losses on loans and unfunded loan commitments	1,042	338	352	75	396
Noninterest income	13,378	13,836	15,577	14,392	13,382
Noninterest expenses	37,334	37,666	36,728	37,355	36,297
Income before income taxes	28,322	24,663	27,502	27,493	27,677
Income tax expense	5,507	3,505	5,693	6,002	5,812
Net income	$22,815	$21,158	$21,809	$21,491	$21,865

Financial ratios:
Return on average assets (1)	1.60%	1.53%	1.59%	1.55%	1.60%
Return on average equity (1)	14.62%	13.96%	14.76%	14.73%	15.72%
Net interest margin (1)	4.12%	3.87%	3.90%	4.00%	4.11%
Net interest margin, adjusted (1)(2)(3)	n/a	4.00%	n/a	n/a	n/a
Efficiency ratio	56.0%	60.1%	56.9%	57.5%	56.4%
Efficiency ratio, adjusted (2)(3)	n/a	58.6%	n/a	n/a	n/a

Per share information:
Income per common share:
Basic	$1.18	$1.10	$1.13	$1.12	$1.14
Diluted	1.17	1.09	1.12	1.11	1.13
Book value	30.77	31.60	30.76	30.32	29.33
Tangible book value(3)	25.96	26.71	25.76	25.21	24.12
Average tangible common equity(1)(3)	17.52	16.86	17.96	18.15	19.70
Cash dividends paid	0.30	0.30	0.30	0.27	0.27

Average basic shares	19,380	19,313	19,274	19,251	19,224
Average diluted shares	19,504	19,432	19,410	19,384	19,364
(1) Annualized.
(2) Ratio has been adjusted for accelerated amortization of the remaining fair value mark of $1.6 million from the redemption of the subordinated notes during the three months ended June 30, 2026.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Noninterest income:
Service charges	$2,916	$2,734	$2,871	$3,225	$2,997
Interchange income	1,597	1,602	1,513	1,553	1,620
Swap fee income	436	651	1,339	1,112	816
Wealth management income	5,968	5,946	5,557	5,739	5,277
Mortgage banking activities	212	436	326	503	522
Income from life insurance	1,410	1,376	3,761	1,331	1,471
Other income	824	1,034	212	834	629
Investment securities gains (losses)	15	57	(2)	95	50
Total noninterest income	$13,378	$13,836	$15,577	$14,392	$13,382

Noninterest expenses:
Salaries and employee benefits	$22,400	$22,229	$21,157	$21,980	$21,439
Occupancy, furniture and equipment	4,109	3,887	4,221	4,017	4,075
Data processing	1,752	1,703	1,537	1,292	1,116
Advertising and bank promotions	423	1,126	683	561	154
FDIC insurance	627	634	549	683	652
Professional services	1,015	1,202	1,221	1,947	1,703
Taxes other than income	1,022	392	1,025	574	828
Intangible asset amortization	2,115	2,179	2,239	2,348	2,410
Other operating expenses	3,871	4,314	4,096	3,953	3,920
Total noninterest expenses	$37,334	$37,666	$36,728	$37,355	$36,297

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Balance Sheet at quarter end:
Cash and cash equivalents	$125,646	$144,841	$161,136	$149,774	$184,146
Restricted investments in bank stocks	32,514	27,429	23,984	26,717	24,111
Securities available for sale	919,448	949,281	947,018	952,740	890,357
Loans held for sale, at fair value	3,924	3,639	3,366	6,090	6,026
Loans:
Commercial real estate:
Owner occupied	680,146	679,295	645,026	644,713	629,481
Non-owner occupied	1,306,387	1,305,379	1,322,251	1,260,198	1,254,959
Multi-family	246,026	229,425	216,658	236,703	234,782
Non-owner occupied residential	145,716	150,917	151,560	155,749	163,138
Agricultural	91,094	97,729	114,409	121,417	118,596
Commercial and industrial	532,125	489,247	481,815	489,371	479,929
Acquisition and development:
1-4 family residential construction	54,370	39,344	46,355	41,489	41,141
Commercial and land development	178,823	198,399	198,957	198,234	195,158
Municipal	34,348	33,950	27,744	25,302	28,664
Total commercial loans	3,269,035	3,223,685	3,204,775	3,173,176	3,145,848
Residential mortgage:
First lien	518,321	501,306	484,022	478,870	476,006
Home equity – term	5,298	5,401	5,685	5,972	5,800
Home equity – lines of credit	376,096	344,495	327,141	321,438	311,458
Other - term(1)	20,424	20,929	22,442	22,906	23,737
Installment and other loans	19,199	17,215	17,254	18,331	16,887
Total loans	4,208,373	4,113,031	4,061,319	4,020,693	3,979,736
Allowance for credit losses	(46,775)	(46,632)	(47,463)	(47,681)	(48,105)
Net loans held for investment	4,161,598	4,066,399	4,013,856	3,973,012	3,931,631
Goodwill	69,751	69,751	69,751	69,751	69,751
Other intangible assets, net	31,457	33,572	35,751	37,990	40,338
Total assets	5,707,243	5,612,151	5,576,972	5,542,255	5,470,233
Total deposits	4,581,910	4,620,023	4,627,424	4,528,774	4,533,560
FHLB advances and other borrowings and Securities sold under agreements to repurchase	417,252	282,362	225,958	299,243	241,719
Subordinated notes and trust preferred debt	8,109	8,049	37,274	37,122	36,970
Total shareholders' equity	605,200	621,650	603,184	591,535	571,936

(1) Other - term includes property assessed clean energy ("PACE") loans.

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.3%	13.2%	13.5%	13.3%	13.1%
Orrstown Bank	13.2%	13.1%	13.6%	13.3%	12.9%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	12.3%	12.2%	12.0%	11.7%	11.3%
Orrstown Bank	12.2%	12.1%	12.5%	12.2%	11.8%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	12.1%	12.0%	11.8%	11.5%	11.1%
Orrstown Bank	12.2%	12.1%	12.5%	12.2%	11.8%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	10.2%	10.1%	9.7%	9.5%	9.3%
Orrstown Bank	10.1%	10.0%	10.2%	9.9%	9.6%

Average equity to average assets	10.98%	10.97%	10.80%	10.51%	10.18%
Allowance for credit losses to total loans	1.11%	1.13%	1.17%	1.19%	1.21%
Total nonaccrual loans to total loans	0.54%	0.58%	0.74%	0.70%	0.66%
Nonperforming assets to total assets	0.40%	0.44%	0.56%	0.51%	0.48%
Allowance for credit losses to nonaccrual loans	204%	196%	158%	170%	184%

Other information:
Net charge-offs	$983	$1,169	$946	$499	$189
Classified loans	45,201	49,190	57,584	58,351	64,089
Nonperforming and other risk assets:
Nonaccrual loans	22,919	23,751	30,025	28,031	26,191
Other real estate owned	—	1,055	1,055	—	—
Total nonperforming assets	22,919	24,806	31,080	28,031	26,191
Financial difficulty modifications still accruing	1,629	1,794	949	1,253	1,245
Loans past due 90 days or more and still accruing	591	853	443	1,040	497
Total nonperforming and other risk assets	$25,139	$27,453	$32,472	$30,324	$27,933

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard, which concluded at December 31, 2025. Starting with periods in 2026, the day-one impact of ASU 2016-13 was fully applied to the capital ratios.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $101.2 million and $107.7 million at September 30, 2026 and December 31, 2025, respectively. During the nine months ended September 30, 2025, the Company incurred $2.6 million in merger-related expenses, respectively. The Company did not incur merger-related or other non-recurring expenses during the three months ended September 30, 2026, June 30, 2026, March 31, 2026. December 31, 2025 and September 30, 2025.
On June 30, 2026, the Company redeemed the $31.0 million outstanding 4.50% fixed-to-floating rate subordinated notes assumed from Codorus Valley Bancorp, Inc. on July 1, 2024. During the nine months ended September 30, 2026, the Company amortized the remaining fair value mark of $1.6 million to interest expense as a result of the redemption, which reduced net interest margin.
Tangible book value per common share, tangible common equity, and the impact of the accelerated amortization of fair value marks on net interest margin and the efficiency ratio and merger-related expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Shareholders' equity (most directly comparable GAAP-based measure)	$605,200	$621,650	$603,184	$591,535	$571,936
Less: Goodwill	69,751	69,751	69,751	69,751	69,751
Other intangible assets	31,457	33,572	35,751	37,990	40,338
Related tax effect	(6,606)	(7,050)	(7,508)	(7,978)	(8,471)
Tangible common equity (non-GAAP)	$510,598	$525,377	$505,190	$491,772	$470,318

Common shares outstanding	19,671	19,670	19,611	19,507	19,501

Book value per share (most directly comparable GAAP-based measure)	$30.77	$31.60	$30.76	$30.32	$29.33
Intangible assets per share	4.81	4.89	5.00	5.11	5.21
Tangible book value per share (non-GAAP)	$25.96	$26.71	$25.76	$25.21	$24.12

Return on Average Tangible Common Equity	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net Income	$22,815	$21,158	$21,809	$21,491	$21,865
Average shareholders' equity	$619,147	$608,099	$599,330	$578,859	$551,945
Less: Average goodwill	69,751	69,751	69,751	69,751	69,751
Less: Average other intangible assets, gross	32,793	34,920	37,132	39,467	41,809
Average tangible equity	$516,603	$503,428	$492,447	$469,641	$440,385
Return on average tangible equity (non-GAAP) (1)	17.52%	16.86%	17.96%	18.15%	19.70%
(1) - Annualized

(In thousands)	Three Months Ended					Nine Months Ended
Adjusted Ratios for Non-recurring Charges	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Net income (A) - most directly comparable GAAP-based measure	$22,815	$21,158	$21,809	$21,491	$21,865	$65,782	$59,364
Plus: Merger-related expenses (B)	—	—	—	—	—	—	2,617
Less: Related tax effect (C)	—	—	—	—	—	—	(589)
Adjusted net income (D=A+B-C) - Non-GAAP	$22,815	$21,158	$21,809	$21,491	$21,865	$65,782	$61,392

Average assets (E)	$5,640,382	$5,542,919	$5,548,814	$5,505,311	$5,420,830	$5,577,707	$5,407,033
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.60%	1.53%	1.59%	1.55%	1.60%	1.58%	1.47%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	n/a	n/a	n/a	n/a	n/a	n/a	1.52%

Average equity (F)	$619,147	$608,099	$599,330	$578,859	$551,945	$608,931	$537,210
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	14.62%	13.96%	14.76%	14.73%	15.72%	14.44%	14.77%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	n/a	n/a	n/a	n/a	n/a	n/a	15.28%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,380	19,313	19,274	19,251	19,224	19,323	19,185
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$1.18	$1.10	$1.13	$1.12	$1.14	$3.40	$3.09
Basic earnings per share, adjusted (= D / G) - Non-GAAP	n/a	n/a	n/a	n/a	n/a	n/a	$3.20

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,504	19,432	19,410	19,384	19,364	19,449	19,345
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$1.17	$1.09	$1.12	$1.11	$1.13	$3.38	$3.07
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	n/a	n/a	n/a	n/a	n/a	n/a	$3.17

continued

	Three Months Ended					Nine Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Noninterest expense (I) - most directly comparable GAAP-based measure	$37,334	$37,666	$36,728	$37,355	$36,297	$111,728	$112,087
Less: Merger-related expenses (B)	—	—	—	—	—	—	(2,617)
Adjusted noninterest expense (J = I - B) - Non-GAAP	$37,334	$37,666	$36,728	$37,355	$36,297	$111,728	$109,470

Net interest income (K)	$53,320	$48,831	$49,005	$50,531	$50,988	$151,156	$149,261
Noninterest income (L)	13,378	13,836	15,577	14,392	13,382	42,791	37,921
Total operating income (M = K + L) - most directly comparable GAAP-based measure	$66,698	$62,667	$64,582	$64,923	$64,370	$193,947	$187,182
Plus: Accelerated amortization of fair value mark on redeemed subordinated notes (N)	—	1,624	—	—	—	1,624	—
Adjusted total operating income (O = M + N) - Non-GAAP	$66,698	$64,291	$64,582	$64,923	$64,370	$195,571	$187,182

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	56.0%	60.1%	56.9%	57.5%	56.4%	57.6%	59.9%
Efficiency ratio, adjusted (= J / N) - Non-GAAP	n/a	58.6%	n/a	n/a	n/a	57.1%	58.5%

(1) Annualized

	Nine Months Ended September 30, 2026
	Average Balance - most directly comparable GAAP-based measure	Taxable-Equivalent Interest - most directly comparable GAAP-based measure	Less: accelerated amortization on fair value mark from subordinated notes redemption	Adjusted Taxable-Equivalent Interest - Non-GAAP	Taxable-Equivalent Rate - most directly comparable GAAP-based measure	Adjusted Taxable-Equivalent Rate - Non-GAAP
Total interest-earning assets	$5,148,763	$228,516	$—	$228,516	5.93%	5.93%

Total interest-bearing liabilities	$4,000,575	75,646	(1,624)	74,022	2.53%	2.47%

Taxable-equivalent net interest income / net interest spread		$152,870	$1,624	$154,494	3.40%	3.46%

Taxable-equivalent net interest margin					3.97%	4.01%

	Three Months Ended June 30, 2026
	Average Balance - most directly comparable GAAP-based measure	Taxable-Equivalent Interest - most directly comparable GAAP-based measure	Less: accelerated amortization on fair value mark from subordinated notes redemption	Adjusted Taxable-Equivalent Interest - Non-GAAP	Taxable-Equivalent Rate - most directly comparable GAAP-based measure	Adjusted Taxable-Equivalent Rate - Non-GAAP
Total interest-earning assets	$5,117,006	$75,277	$—	$75,277	5.90%	5.90%

Total interest-bearing liabilities	$3,963,461	25,871	(1,624)	24,247	2.62%	2.45%

Taxable-equivalent net interest income / net interest spread		$49,406	$1,624	$51,030	3.28%	3.45%

Taxable-equivalent net interest margin					3.87%	4.00%

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at September 30, 2026:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,203	$2,173	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	2,342	2,343	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	7	64,907	64,722	4	74	—	9	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,450	1,274	100	—	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	4	38,629	37,415	—	—	—	—	—	100
Non-Agency RMBS	4	39,198	37,370	94	6	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	10	98,818	86,644	17	78	5	—	—	—
Municipal - Revenue	12	118,983	100,673	—	75	19	—	—	6
SBA ReRemic (5)	—	1,105	1,094	—	100	—	—	—	—	SBA Guarantee (4)
Small Business Administration	—	2,433	2,488	—	100	—	—	—	—	SBA Guarantee (4)
Agency MBS	26	252,259	234,756	—	100	—	—	—	—	Residential Mortgages (4)
Agency CMO	35	346,837	333,056	—	100	—	—	—	—
U.S. Treasury securities	2	15,010	14,166	—	100	—	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	957	961	—	—	—	100	—	—
	100%	$985,131	$919,135	6%	84%	3%	1%	1%	5%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.7 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2025 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

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